Exhibit (b) (3)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned here by certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Registrant.

By:

/s/ Michael J. Cosgrove

Michael J. Cosgrove

Chairman, GE Institutional Funds

Date: November 22, 2012

By:

/s/ Arthur A. Jensen

Arthur A. Jensen

Treasurer, GE Institutional Funds

Date: November 22, 2012